                                                                   EXHIBIT 99.10

               PEPSIAMERICAS, INC. MERGER CONSIDERATION ELECTION

     SHARES OF PEPSIAMERICA, INC. COMMON STOCK OWNED BY YOU:

1    The number of shares

2    Taxpayer ID Number:

3    / /  Mark this box if you want your Whitman shares to be issued in another name. (Complete BOX B on the reverse side)

4    / /  Mark this box if your PepsiAmericas Common Stock certificates which you wish to surrender have been lost, destroyed, mutilated or stolen. Then, complete BOX A below.

5    / /  Mark this box if you wish to provide special mailing instructions for the DRS statements relating to the shares of Whitman Common Stock and/or checks to which you may be entitled. (Complete BOX C on the reverse side)

6    / /  Mark this box if you wish to make a mixed or partial election and indicate the number of shares of PepsiAmericas Common Stock in the space provided next to the chosen election.

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     THE FORM OF ELECTION WITH THE ACCOMPANYING CERTIFICATES MUST BE RECEIVED AT
     EQUISERVE BY 5:00 P.M. ON DECEMBER 14, 2000.
     (PLEASE NOTE: THIS DUE DATE WILL CHANGE IF THE CLOSING OF THE MERGER IS NOT HELD ON NOVEMBER 30, 2000. PLEASE CALL 1-800-223-2064 TO CONFIRM THIS DUE DATE IF YOU HAVE ANY QUESTIONS.)
     ---------------------------------------------------------------------------

     YOU MUST MARK EITHER BOX 7, 8 OR 9 TO MAKE AN ELECTION.

                               CHOICE OF ELECTION

7    / /  Cash Alternative For _________________ Shares of PepsiAmericas Common
          Stock.

8    / /  Stock Alternative For _________________ Shares of PepsiAmericas Common
          Stock.

9    / /  Contingent Payment Alternative For _________________ Shares of
          PepsiAmericas Common Stock.

10   / /  Purchase up to ____________ Whitman Subscription Shares at a price of
          $14.6125 per share. Include a check payable to EquiServe for the total price of these additional Whitman Shares. The maximum number of Subscription Shares you may purchase is 0.028 times the number of shares of PepsiAmericas Common Stock included in your Contingent Payment Alternative (number 9).

              Calculation of Maximum Number of Subscription Shares

          ___________________________ X 0.028 = ________________________________
          Number of Contingent Payment           Maximum Number of Subscription
              Alternative shares                             Shares

          __________________________ X $14.6125 = $_____________________________
            Number of Subscription                           Payment
               Shares desired

          If the Subscription Shares are over-subscribed, you will receive your proportionate share of the Subscription Shares you have requested as well as a cash refund for the shares you requested but which were not sold to you.

                        YOU MUST COMPLETE THE SUBSTITUTE
                      FORM W-9 ON THE REVERSE SIDE, BOX D.

11   / /  ______________________________________________________________________
          Signature of Owner                                (Date)

          ______________________________________________________________________
          Signature of Co-Owner, if any                     (Date)


          __________________________________           _________________________
               Daytime Telephone #                        Evening Telephone #

NO:

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   DO NOT DETACH - FOLD ONLY AND INSERT IN THE BROWN-KRAFT ENVELOPE PROVIDED

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BOX A

                 AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S)
                    AFFIDAVIT IS INVALID IF NOT SIGNED BELOW

 Complete this form ONLY if you cannot locate some or all of your PepsiAmericas
                Common Stock certificates. Please print clearly.

          Taxpayer ID:

          ----------------------------------------------------------------------
                         TOTAL SHARES LOST
          ----------------------------------------------------------------------
          Please Fill In Certificate No(s) if Known         Number of Shares
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                         Attach separate schedule if needed
          ----------------------------------------------------------------------

I certify that I am the lawful owner of the shares described above. These shares have not been pledged or endorsed and any other person, firm, corporation, agency or government has asserted any right or title, claim, equity or other interest in this (these) certificate(s). I have made a diligent search for the certificate(s), and I have been unable to find it
(them). I agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the shares represented by the certificate(s), to completely indemnify, protect and hold harmless each of GENERAL INSURANCE COMPANY OF AMERICA, PepsiAmericas, Whitman, and EquiServe Trust Company and their respective affiliates collectively, from and against any and all losses, costs and damages which they may be subject to, or liable for, as enumerated in your file. I agree that this form is attached to and made part of Blanket Bond Number 5926165 underwritten by GENERAL INSURANCE COMPANY OF AMERICA to protect PepsiAmericas, Whitman, and EquiServe Trust Company, and their respective affiliates. I agree to surrender the certificate(s) for its (their) cancellation if I find it (them) at any time.

  NOTARY REQUIRED FOR REPLACEMENT OF CERTIFICATES TOTALING 500 SHARES OR MORE
    AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND/OR A CERTIFIED CHECK OR
                         MONEY ORDER IS NOT INCLUDED

X Signed by Affiant (stockholder) ______________________________________ on this
                                           (Deponent) (Indemnitor)
                                             (Heirs Individually)
(date) _____________________________________
          Month     Day       Year


State of            County of                Notary Signature
---------------------------------------      -----------------------------------

                                             Printed Name of Notary
                                             -----------------------------------

Sworn to and subscribed to me this           My Commission Expires
--------------------------------------------------------------------------------
                         (Month/Day/Year)                   (Month/Day/Year)

                                                                   -------------


                                                                   (Notary Seal)
                                                                   -------------

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================================================================================
 Replacement Insurance Premium Calculation for lost common stock certificates.

               X              $0.08               = $
--------------   --------------------------------   ----------------------------
SHARES LOST         INSURANCE PREMIUM PER SHARE        TOTAL PREMIUM DUE

Please make your check payable to GENERAL INSURANCE COMPANY OF AMERICA and enclose it with this Form.

================================================================================

                PLEASE READ THE INSTRUCTIONS TO THE ELECTION AND
                 TRANSMITTAL FORM BEFORE COMPLETING THIS FORM.

By signing on the reverse side:

- I certify that I have read and understand the Instructions for completing the Form of Election.

- I certify that all of the representations, warranties and agreements set forth in paragraph 9, Important Information, in the Instructions for completing the Form of Election are true and correct with respect to me or with respect to the beneficial owner of the shares tendered hereby, and that the tendering stockholder is making these representations and warranties to Whitman Corporation.

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BOX D               SUBSTITUTE FORM W-9
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If the Taxpayer ID Number printed on the reverse
side of this Form is INCORRECT, cross it out and write in the CORRECT number here.

                               --> ---------------------------------------------
                                        CORRECTED EMPLOYER I.D. NUMBER
--------------------------------------------------------------------------------

Under penalties of perjury, I certify that:
(1) the number printed on the other side of this form or the corrected number above is my correct Taxpayer ID Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because:
(A) I am exempt from backup withholding, or (B) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified me that I am no longer subject to backup withholding (you must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding).

/ / EXEMPT PAYEE ATTACH ENCLOSED IRS FORM W-8 CERTIFICATE OF FOREIGN STATUS (IF APPLICABLE)

X Signature                                            Date:
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                                     BOX B
                             TO TRANSFER OWNERSHIP
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If you want your Whitman Common Stock        Signature GUARANTEE MEDALLION
and/or check to be issued in ANOTHER
NAME, fill in this section with the
information for the new account name.
If you want multiple accounts, list
them on a separate sheet.


----------------------------------      ----------------------------------------
     Name (Please Print First,                  Title of Officer Signing
        Middle & Last Name)                          this Guarantee


----------------------------------      ----------------------------------------
Address        (Number and Street)           Name of Guarantor - Please Print


----------------------------------      ----------------------------------------
     (City, State & Zip Code)                Address of Guarantor Firm


----------------------------------      ----------------------------------------
     (Tax Identification or
     Social Security Number)

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                                     BOX C
                          SPECIAL MAILING INSTRUCTIONS
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Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail statement(s) and/or check(s) to:


------------------------------------------------------
Name      (Please Print First, Middle & Last Name)


------------------------------------------------------
Address        (Number and Street)


------------------------------------------------------


------------------------------------------------------
               (City, State & Zip Code)

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IF YOU WISH TO MAKE A VALID ELECTION, YOU MUST RETURN YOUR PEPSIAMERICAS COMMON
STOCK CERTIFICATE(S) WITH YOUR COMPLETED FORM OF ELECTION AND ANY OTHER REQUIRED DOCUMENTS TO ONE OF THE ADDRESSES BELOW BEFORE 5:00 P.M. ON DECEMBER 14, 2000. (PLEASE NOTE: THIS DUE DATE WILL CHANGE IF THE CLOSING OF THE MERGER IS NOT HELD ON NOVEMBER 30, 2000. PLEASE CALL 1-800-223-2064 TO CONFIRM THIS DUE DATE IF
YOU HAVE ANY QUESTIONS.)

                                MAILING ADDRESS

BY MAIL:                 BY OVERNIGHT COURIER:    BY HAND:

EquiServe                EquiServe                EquiServe
P.O. Box 842011          Attn: Whitman            c/o Securities Transfers &
Boston, MA 02284-2011    40 Campanelli Drive      Reporting Services, Inc.
                         Braintree, MA 02184      Attn: Corporate Actions
                                                  100 William Street, Galleria
                                                  New York, NY 10038


DELIVERY OF THE FORM OF ELECTION OR YOUR PEPSIAMERICAS COMMON STOCK CERTIFICATES TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT. RETURN IN THE YELLOW ENVELOPE. DO NOT USE THE WHITE BALLOT ENVELOPE.

                       PLEASE CALL 1-800-223-2064 WITH QUESTIONS